Post-Qualification Offering Circular Amendment No. 55

File No. 024-10496

PART II

OFFERING CIRCULAR

 Groundfloor Finance Inc.

Eight Series of Limited Recourse Obligations

Totaling $1,263,410

Dated: October 19, 2017

This Post-Qualification Offering Circular Amendment No. 55 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 8, 2015, as qualified on December 15, 2015, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This PQA relates to the offer and sale of up to an additional $1,263,410 in aggregate amount of Limited Recourse Obligations (the “LROs”) consisting of 8 separate series of LROs to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”).

We own and operate a web-based investment platform accessible at www.groundfloor.us (the “Platform”) on which we conduct our business. Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower.

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of the amount of payments, if any, actually receive as payments on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROS Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the series of LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the section titled “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents” of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 16 of the Offering Circular.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Platform.

This Offering is being conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. We may also offer or sell LROs in other states by qualifying an offering statement covering the LROs in those states in reliance on exemptions from registration requirements of the laws of those states. The Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See the section titled “Investor Suitability Requirements” of the Offering Circular.

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$54,120	N/A	$54,120	N/A
Total Maximum	$1,263,410	N/A	$1,263,410	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10496) that we filed with the Securities and Exchange Commission (the “Commission”). We hereby incorporate by reference into this PQA the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment;
2.	Post-Qualification Amendment No. 11 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof;
3.	Post-Qualification Amendment No. 34 to the Offering Circular;
4.	Offering Circular Supplement No. 11 to the Offering Circular;
5.	Post-Qualification Amendment No. 36 to the Offering Circular;
6.	Post-Qualification Amendment No. 44 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof;
7.	Post-Qualification Amendment No. 51 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof; and
8.	Post-Qualification Amendment No. 54 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof (upon qualification with the Commission).

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROS Covered by this Offering Circular

The following tabular information is added under “The LROs Covered by this Offering Circular” on page 10 and page 100 of the Offering Circular:

Series of LRO/Project Name: 545 Shamrock Street Southwest, Grand Rapids, MI 49503
Developer (borrowing entity): Supermoon, LLC
Aggregate Purchase Amount of the LRO: $54,120	Expected Return Rate of the LRO: 6.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Renovation · Address/Location of Project: 545 Shamrock Street Southwest, Grand Rapids, MI 49503	· Loan Principal: $54,120 · Interest Rate: 6.5% and Grade: A · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

2

Series of LRO/Project Name: 434 Crawford Street Southeast, Grand Rapids, MI 49507
Developer (borrowing entity): Supermoon, LLC
Aggregate Purchase Amount of the LRO: $56,190	Expected Return Rate of the LRO: 6.9% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Renovation · Address/Location of Project: 434 Crawford Street Southeast, Grand Rapids, MI 49507	· Loan Principal: $56,190 · Interest Rate: 6.9% and Grade: A · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 808 West Greenwood Avenue, Nashville, TN 37206
Developer (borrowing entity): 808 W Greenwood Avenue, Nashville, TN 37206, LLC
Aggregate Purchase Amount of the LRO: $79,590	Expected Return Rate of the LRO: 7.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Renovation · Address/Location of Project: 808 West Greenwood Avenue, Nashville, TN 37206	· Loan Principal: $79,590 · Interest Rate: 7.5% and Grade: A · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

3

Series of LRO/Project Name: 119 Investment Lane, Jacksonville, NC 28540
Developer (borrowing entity): Blue Skye Properties LLC
Aggregate Purchase Amount of the LRO: $146,500	Expected Return Rate of the LRO: 8.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 119 Investment Lane, Jacksonville, NC 28540	· Loan Principal: $146,500 · Interest Rate: 8.5% and Grade: B · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 20610 East Eleven Mile Road, Saint Clair Shores, MI 48081
Developer (borrowing entity): REL TMS LLC
Aggregate Purchase Amount of the LRO: $99,100	Expected Return Rate of the LRO: 10.2% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 20610 East Eleven Mile Road, Saint Clair Shores, MI 48081	· Loan Principal: $99,100 · Interest Rate: 10.2% and Grade: C · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

4

Series of LRO/Project Name: 4372 Enright Avenue, St. Louis, MO 63108
Developer (borrowing entity): Sharper Investment Group LLC
Aggregate Purchase Amount of the LRO: $146,880	Expected Return Rate of the LRO: 14.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Renovation · Address/Location of Project: 4372 Enright Avenue, St. Louis, MO 63108	· Loan Principal: $146,880 · Interest Rate: 14.0% and Grade: D · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 48 Bishop Creek Drive, Safety Harbor, FL 34695
Developer (borrowing entity): LAHAIE HOLDINGS, L.L.C.
Aggregate Purchase Amount of the LRO: $324,420	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 48 Bishop Creek Drive, Safety Harbor, FL 34695	· Loan Principal: $324,420 · Interest Rate: 11.0% and Grade: C · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

5

Series of LRO/Project Name: 11102 Greenspring Avenue, Lutherville Timonium, MD 21093
Developer (borrowing entity): 11102 Greenspring Avenue LLC
Aggregate Purchase Amount of the LRO: $356,610	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 11102 Greenspring Avenue, Lutherville Timonium, MD 21093	· Loan Principal: $356,610 · Interest Rate: 11.0% and Grade: C · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Plan of Distribution

The following disclosure is added on page 102 of the Offering Circular under the table included under “Plan of Distribution”:

The table below lists the additional Projects covered by this PQA for which we are offering eight separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
545 Shamrock Street Southwest, Grand Rapids, MI 49503	$54,120
434 Crawford Street Southeast, Grand Rapids, MI 49507	56,190
808 Greenwood Avenue, Nashville, TN 37206	79,590
20610 East Eleven Mile Road, Saint Clair Shores, MI 48081	99,100
119 Investment Lane, Jacksonville, NC 28540	146,500
4372 Enright Avenue, St. Louis, MO 63108	146,880
48 Bishop Creek Drive, Safety Harbor, FL 34695	324,420
11102 Greenspring Avenue, Lutherville Timonium, MD 21093	356,610
Total	$1,263,410

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-335.

6

PROJECT SUMMARIES FOR OFFERING CIRCULAR AMENDMENT NO. 55

PROJECT SUMMARY | 545 SHAMROCK STREET SOUTHWEST, GRAND RAPIDS, MI 49503

A



BORROWER

Supermoon, LLC
Kate Stephens - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
6.5%	12 months	29.3%	$54,120	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$54,120	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$185,000
$5,380
Total Project Costs
$179,620
GROUNDFLOOR
$54,120
$125,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$173,500	Loan To ARV	29.3%
Purchase Date	08/02/2017	Loan To Total Project Cost	30.1%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	8	10
Quality of Valuation Report	2	4
Skin-in-the-Game	10	10
Location	4	8
Borrower Experience	4	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$185,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
545 Shamrock Street Southwest
Liberty St SW
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Address: 545 SHAMROCK STREET SOUTHWEST, GRAND RAPIDS, MI 49503

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on October 13, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $173,500. The Borrower intends to use $48,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $125,500 that is tied up in the project after completion of our loan.
- The Borrower has only undertaken two projects since inception, and it has not yet completed those projects. As such, the Borrower's revenue and gross margin during the reporting period cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 55 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SUPERMOON, LLC

DATE OF FORMATION ★
01/05/2017

FINANCIAL DATA
Reporting date: 09/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$315.5K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Kate Stephens

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$417K	9 months	$305.3K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 434 CRAWFORD STREET SOUTHEAST, GRAND RAPIDS, MI 49507

A



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
6.9%	12 months	34.5%	$56,190	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$56,190	Monthly payment - interest returned monthly, principal due at maturity.

Click here to view the LRO Agreement

BORROWER

Supermoon, LLC
Kate Stephens - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$165,000
$12,090
Total Project Costs
$152,910
GROUNDFLOOR
$56,910
$96,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$142,000	Loan To ARV	34.5%
Purchase Date	08/21/2017	Loan To Total Project Cost	37.2%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	7	10
Quality of Valuation Report	4	4
Skin-in-the-Game	10	10
Location	4	8
Borrower Experience	4	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$165,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Oakhill Cemetery
Umatilla St SE
Hall St SE
434 Crawford Street Southeast
Gilbert St SE
Adams St SE
Cass Ave SE
Lafayette Ave SE
Prospect Ave SE
Madison Ave SE
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Terms of Use
Report a map error

Address: 434 CRAWFORD STREET SOUTHEAST, GRAND RAPIDS, MI 49507

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on October 13, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $142,000. The Borrower intends to use $46,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $96,000 that is tied up in the project after completion of our loan.
- The Borrower has only undertaken two projects since inception, and it has not yet completed those projects. As such, the Borrower's revenue and gross margin during the reporting period cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 55 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SUPERMOON, LLC

DATE OF FORMATION ★
01/05/2017

FINANCIAL DATA — Reporting date: 09/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$315.5K	$0	0	0

PROJECTS / REVENUE — Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Kate Stephens

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES — Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$417K	9 months	$305.3K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 808 WEST GREENWOOD AVENUE, NASHVILLE, TN 37206

A



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
7.5%	12 months	28.4%	$79,590	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$79,590	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

808 W Greenwood Avenue, Nashville, TN 37206, LLC
Stokes Swann - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$280,000
$150,410
Total Project Costs
$129,590
GROUNDFLOOR
$79,590
$50,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$95,000	Loan To ARV	28.4%
Purchase Date	10/12/2017	Loan To Total Project Cost	61.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
8
10
Quality of Valuation Report
4
4
Skin-in-the-Game
7
10
Location
4
8
Borrower Experience
2
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$280,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
West Ave
Richardson Ave
808 West Greenwood Avenue
W Greenw
Evanston Ave
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Address: 808 WEST GREENWOOD AVENUE, NASHVILLE, TN 37206

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on October 12, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- The property was purchased for $95,000 and the Borrower has since completed $30,000 worth of renovations out of the Borrower's own funds. The Borrower intends to use $75,000 of the proceeds from our loan to offset part of the purchase price of the property and the cost of renovations to date. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $50,000 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 55 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

808 W GREENWOOD AVENUE, NASHVILLE, TN 37206, LLC

DATE OF FORMATION ★
09/05/2017

FINANCIAL DATA — Reporting date: 09/30/17

PROJECTS / REVENUE — Reporting period: 2016

Value of Properties	Total Debt	Completed Projects	Revenue
$0	$0	0	$0

Unsold Inventory	Aged Inventory	Gross Margin %
0	0	N/A

PRINCIPAL

Stokes Swann

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES — Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
1	$200K	6 months	$158K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 20610 EAST ELEVEN MILE ROAD, SAINT CLAIR SHORES, MI 48081

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
10.2%	12 months	71.0%	$99,100	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$99,100	Monthly payment - interest returned monthly, principal due at maturity.

BORROWER

REL TMS LLC
John Colley - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$139,600
$27,000
Total Project Costs
$112,600
GROUNDFLOOR
$99,100
$13,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$67,500	Loan To ARV	71.0%
Purchase Date	10/18/2017	Loan To Total Project Cost	88.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	4	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$139,600

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
20610 East Eleven Mile Road
Lakeview
Cedar St
Yale St
Grant St
Princeton St
Google
©2017 Google - Map Data Terms of Use Report a map error

Address: 20610 EAST ELEVEN MILE ROAD, SAINT CLAIR SHORES, MI 48081

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on October 18, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 55 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

REL TMS LLC

DATE OF FORMATION ★
08/28/2017

FINANCIAL DATA — Reporting date: 09/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE — Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
John Colley

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES — Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$58.9K	12 months	$36.7K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 119 INVESTMENT LANE, JACKSONVILLE, NC 28540 B Rate Projected Term Loan to ARV Loan Amount Investors 8.5% 12 months 62.3% $146,500 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $146,500 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Blue Skye Properties LLC Eileen O’Neill - principal Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $235,000 $72,630 Total Project Costs $162,370 GROUNDFLOOR $146,500 $15,870 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $108,000 Loan To ARV 62.3% Purchase Date 10/12/2017 Loan To Total Project Cost 90.2% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $235,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 119 INVESTMENT LANE, JACKSONVILLE, NC 28540 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on October 12, 2017 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 55 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BLUE SKYE PROPERTIES LLC DATE OF FORMATION* 02/11/2014 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/17 Reporting period: 2016 Value of Properties Total Debt Completed Projects Revenue $112K $62.7K 5 $472.9K Unsold Inventory Aged Inventory Gross Margin% N/A 0 33.52% PRINCIPAL Eileen O’Neill FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2016 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 7 5 2 $125K On Time Repayment Average Project Time Average Total Project Costs 100% 5 months $80K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-340

PROJECT SUMMARY | 4372 ENRIGHT AVENUE, ST. LOUIS, MO 63108

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14%	12 months	58.8%	$146,880	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$146,880	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Sharper Investment Group LLC
Shawn Harper - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$250,000
$78,120
Total Project Costs
$171,880
GROUNDFLOOR
$146,880
$25,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$35,000	Loan To ARV	58.8%
Purchase Date	01/12/2017	Loan To Total Project Cost	85.5%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	1	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$250,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
4372 Enright Avenue
Google
©2017 Google - Map Data Terms of Use Report a map error

Address: 4372 ENRIGHT AVENUE, ST. LOUIS, MO 63108

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on October 12, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Principal has not undertaken any project in the past. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- The property was purchased for $35,000. The Borrower intends to use $10,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $25,000 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 55 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SHARPER INVESTMENT GROUP LLC

DATE OF FORMATION ★
10/10/2012

FINANCIAL DATA
Reporting date: 09/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$35K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Shawn Harper

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 48 BISHOP CREEK DRIVE, SAFETY HARBOR, FL 34695



C

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	67.6%	$324,420	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$324,420	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

LAHAIE HOLDINGS, L.L.C.
Mark LaHaie - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$480,000
$55,580
Total Project Costs
$424,420
GROUNDFLOOR
$324,420
$100,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$335,000	Loan To ARV	67.6%
Purchase Date	10/17/2017	Loan To Total Project Cost	76.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	5	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$480,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
48 Bishop Creek Drive
Y WOODS
North City Park
Google
©2017 Google - Map Data Terms of Use Report a map error

Address: 48 BISHOP CREEK DRIVE, SAFETY HARBOR, FL 34695

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on October 17, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 55 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

LAHAIE HOLDINGS, L.L.C.

DATE OF FORMATION ★
07/17/2014

FINANCIAL DATA
Reporting date: 09/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
1	$235.9K	27.04%

PRINCIPAL
Mark LaHaie

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
1	$214.7K	9 months	$166.5K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 11102 GREENSPRING AVENUE, LUTHERVILLE TIMONIUM, MD 21093 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 54.9% $356,610 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $356,610 Monthly payment - interest returned monthly, principal due at maturity. BORROWER 11102 Greenspring Avenue LLC Thea Winn - principal Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $650,000 $206,467 Total Project Costs $443,533 GROUNDFLOOR $356,610 $86,923 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $275,000 Loan To ARV 54.9% Purchase Date 09/22/2017 Loan To Total Project Cost 80.4% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 4 8 Borrower Experience 2 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $650,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 11102 GREENSPRING AVENUE, LUTHERVILLE TIMONIUM, MD 21093 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on September 22, 2017 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower is a new entity and does not have any assets (other than the property described herein) or operating history. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 55 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. 11102 GREENSPRING AVENUE LLC DATE OF FORMATION* 08/21/2017 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/17 Reporting period: 2016 Value of Properties Total Debt Completed Projects Revenue $275K $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Thea Winn FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2016 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 2 1 2 $317.5K On Time Repayment Average Project Time Average Total Project Costs 100% 9 months $230K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-343

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10440	3.3	August 21, 2015

4.1	Standard Form of LRO Agreement		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.4	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.5	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.6	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.7	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.8	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.9	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.10	Promissory Note and Security Agreement, as amended		1-A/A	024-10496	6.10	October 18, 2018

6.11	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.12	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

10.1	Power of attorney		1-A	024-10496	N/A	November 19, 2015

10.2	Power of attorney with new director		1-A/A	024-10496	N/A	November 25, 2015

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A POS	024-10496	11.1	October 18, 2017

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 19, 2017.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director	October 19, 2017
Brian Dally	(Principal Executive Officer)

/s/ Nick Bhargava	Executive Vice President, Secretary Acting Chief	October 19, 2017
Nick Bhargava	Financial Officer and Director (Principal
Financial and Accounting Officer)

*	Director	October 19, 2017
Sergei Kouzmine

*	Director	October 19, 2017
Bruce Boehm

*	Director	October 19, 2017
Michael Olander Jr.

*	Director	October 19, 2017
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact